UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2020

CareClix Holdings, Inc.

(Exact name of registrant as specified in its charter)

Solei Systems, Inc.

(Former name if changed since last filing)

Florida	000-55987	20-1801530
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

206 N. Washington Street, Suite 100, Alexandria, VA 22314

(address of principal executive offices) (zip code)

(703) 832-4473

(registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

Registrant has been engaged in completing a restatement of its financial reports contained in its previous filings on Form 10-Q for the periods ending June 30, 2019 and September 30, 2019 and completing the audit of its financial statements for the year ended December 31, 2019 to include its Form 10-K for the year ended December 31, 2019. The restatements and audit have been difficult but are in the final stages and the Form 10-K for the year ended December 31, 2019 is nearly complete. The filing must complete final review of our independent accounting firm and will then be filed. Filing is expected before year end. The quarterly Form 10-Q filings for the First, Second and Third Quarters of 2019 are prepared and will be completed and reviewed as soon as the final audit results for the year ended December 31, 2019 are approved. All future filings with the SEC will be made on a timely basis, including the Form 10-K for the year ended December 31, 2020.

The delinquent filings for 2019 resulted from a number of unexpected and unavoidable issues, including:

1.	Our previous independent accounting firm advised us in January 2020 that it did not have the capacity to undertake the audit for 2019 and resigned the engagement. This resignation was unexpected and there was no prior indication of any issues. The resignation was reported on Form 8-K filed on January 13, 2020.
2.	On January 29, 2020, we engaged our current independent accounting firm, Rosenberg Rich Baker Berman P.A. (“RRBB”) as reported on Form 8-K filed on January 31, 2010. RRBB had no prior information regarding our company and undertook a complete review of prior filings and financial reports, resulting in a determination that certain items related to the acquisition of the CareClix operating software in April 2019 and the issuance of convertible notes in April and May 2019 had been reported incorrectly. This determination required us to retain an outside consulting group to complete a valuation of the assets acquired as a business combination and to restate the reporting of the convertible notes to reflect a derivative feature of those notes.
3.	The COVID-19 pandemic significantly affected the business and operations of the company as it moved into the telemedicine market as a result of the acquisition of the CareClix telemedicine software. On March 30, 2020, the company filed a Form 8-K report advising that we would be taking advantage of the extended filing period contained in SEC Release No. 34-88465.
4.	In April 2020, the SEC included the Company shares in a temporary trading suspension of a number of public telemedicine companies, to which the company responded by a Form 8-K filing dated April 14, 2020. The temporary trading suspension expired after two weeks and subsequently, the company requested and received from the SEC a letter advising that there was no investigation of the company underway. The suspension did, however, result in the automatic termination of the trading of the company shares on the OTC Markets, which has affected additional fund-raising efforts of the company. In turn, the company had difficulty expanding staff to meet demands of the business and could not expand staff to assist with the financial reporting or expansion of the business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2020	CareClix Holdings, Inc.

	By:	/s/ Charles O. Scott
Name: Charles O. Scott
Title: CEO

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